UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported by Integral Systems, Inc. (the “Company”) in its Current Report on Form 8–K filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2007 (the “Initial Report”), the Board of Directors of the Company has appointed Alan W. Baldwin (“Mr. Baldwin”) as interim Chief Executive Officer of the Company effective May 30, 2007, and has appointed William R. Lewis (“Mr. Lewis”) as interim Chief Financial Officer of the Company, effective May 30, 2007. Effective July 30, 2007, the Company (i) entered into an employment agreement with Mr. Baldwin (the “Baldwin Agreement”), and (ii) entered into an employment agreement with Mr. Lewis (the “Lewis Agreement”). This Current Report on Form 8-K/A amends the Initial Report to add the information regarding the Baldwin Agreement and the Lewis Agreement set forth herein.

Alan W. Baldwin Employment Agreement

Effective July 30, 2007, the Company and Mr. Baldwin entered into the Baldwin Agreement, pursuant to which Mr. Baldwin will be engaged as interim Chief Executive Officer of the Company. The Baldwin Agreement will terminate three (3) months after the earliest occurrence of: (i) the Company hiring a permanent Chief Executive Officer; (ii) the Company notifying Mr. Baldwin of the termination of his employment without cause; or (iii) the Company notifying Mr. Baldwin of the termination of his employment upon or following a “Change of Control,” as defined in the Baldwin Agreement. The Company may also terminate Mr. Baldwin for “Cause,” as defined in the Baldwin Agreement.

Mr. Baldwin’s base salary is Three Hundred Thousand Dollars ($300,000) per annum. The Company also agreed to compensate Mr. Baldwin by granting him options to purchase fifty thousand (50,000) shares of common stock of the Company under the Company’s 2002 Stock Option Plan (as described in the Company’s Annual Report on Form 10-K filed with the SEC on December 14, 2006), which options have an exercise price of Twenty Three Dollars and fifty cents ($23.50) per share and shall vest at the rate of ten thousand (10,000) shares on each of the following dates: July 30, 2007; August 1, 2007; September 1, 2007; October 1, 2007; and November 1, 2007. Following the termination of Mr. Baldwin’s employment for any of the reasons described above (other than for Cause), all of his non-vested options (if any) shall be accelerated and the Company shall pay or reimburse Mr. Baldwin and Mr. Baldwin’s covered dependents for COBRA premiums up to and including the date that is eighteen (18) months following the termination date.

A copy of the Baldwin Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

William R. Lewis Employment Agreement

Effective July 30, 2007, the Company and Mr. Lewis entered into the Lewis Agreement, pursuant to which Mr. Lewis will be engaged as interim Chief Financial Officer of the Company. The Lewis Agreement will terminate three (3) months after the earliest occurrence of: (i) the

Company hiring a permanent Chief Financial Officer; (ii) the Company notifying Mr. Lewis of the termination of his employment without cause; or (iii) the Company notifying Mr. Lewis of the termination of his employment upon or following a “Change of Control,” as defined in the Lewis Agreement. The Company may also terminate Mr. Lewis for “Cause,” as defined in the Lewis Agreement.

Mr. Lewis’s base salary is Two Hundred Thousand Dollars ($200,000) per annum. The Company also agreed to compensate Mr. Lewis by granting him options to purchase twenty thousand (20,000) shares of common stock of the Company under the Company’s 2002 Stock Option Plan (as described in the Company’s Annual Report on Form 10-K filed with the SEC on December 14, 2006), which options have an exercise price of Twenty Three Dollars and fifty cents ($23.50) per share and shall vest at the rate of five thousand (5,000) shares on each of the following dates: July 30, 2007; August 1, 2007; September 1, 2007; and October 1, 2007. Following the termination of Mr. Lewis’s employment for the reasons described above (other than for Cause), all of his non-vested options (if any) shall be accelerated and the Company shall pay or reimburse Mr. Lewis and Mr. Lewis’s covered dependents for COBRA premiums up to and including the date that is eighteen (18) months following the termination date.

A copy of the Lewis Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Description

10.1	Employment Agreement dated July 30, 2007 between Integral Systems, Inc. and Alan W. Baldwin.

10.2	Employment Agreement dated July 30, 2007 between Integral Systems, Inc. and William R. Lewis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

	By:	/s/ Alan W. Baldwin
Alan W. Baldwin
Chief Executive Officer
Date: August 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated July 30, 2007 between Integral Systems, Inc. and Alan W. Baldwin.

10.2	Employment Agreement dated July 30, 2007 between Integral Systems, Inc. and William R. Lewis.